Exhibit 99.3

Joint Filing Agreement

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13D (and any amendments thereto) with respect to the Common Shares owned by each of them, of Ares Private Markets Fund, a Delaware statutory trust. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13D.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 2nd day of October, 2024.

LIBERTY MUTUAL HOLDING COMPANY INC.	By:	/s/ Vlad Barbalat
	Name:	Vlad Barbalat
	Title:	Executive Vice President and Chief Investment Officer

LIBERTY MUTUAL RETIREMENT PLAN MASTER TRUST	By:	Liberty Mutual Insurance Company, its Adviser
	By:	Liberty Mutual Group Asset Management Inc., its Sub-Adviser

	By:	/s/ Demetri Fifis
	Name:	Demetri Fifis
	Title:	Vice President

LIBERTY MUTUAL INVESTMENT HOLDINGS LLC	By:	/s/ Demetri Fifis
	Name:	Demetri Fifis
	Title:	Vice President

ANNEX A

Set forth below is the name, position and present principal occupation of the directors and officers of Liberty Mutual Holding Company Inc. Each of such persons is a citizen of the United States other than Annette M. Verschuren, O.C., who is a citizen of Canada , Martin P. Slark, who holds dual citizenship in the United Kingdom and the United States and Paul Sanghera who holds dual citizenship in Canada and the United States. Except as otherwise indicated, the business address of each of such persons is c/o Liberty Mutual Insurance Co., 175 Berkeley Street, Boston, Massachusetts 02116.

Directors

Name	Title/Principal Occupation or Employment	Citizenship
Joseph L. Hooley	Retired Chairman and former Chief Executive Officer, State Street Corporation	United States of America

David H. Long	Chairman of the Board	United States of America

Myrtle S. Potter	Former Chairman and Chief Executive Officer, Sumitomo Pharma America, Inc.	United States of America

Nancy W. Quan	Executive Vice President and Global Chief Technical & Innovation Officer, The Coca-Cola Company	United States of America

Ellen A. Rudnick	Senior Advisor, Polsky Center for Entrepreneurship and Innovation, University of Chicago	United States of America

Angel A. Ruiz	Chairman, MediaKind	United States of America

Georgios Serafeim	Charles M Williams Professor of Business Administration, Harvard Business School	United States of America

Martin P. Slark	Retired Chief Executive Officer, Molex LLC	United State of America and United Kingdom

Eric A. Spiegel	Retired President and Chief Executive Officer, Siemens Corporation	United States of America

Annette M. Verschuren, O.C.	Chair and Chief Executive Officer, NRStor Inc.	Canada

Anne G. Waleski	Retired Executive Vice President and Chief Financial Officer, Markel Corporation	United States of America

Executive Officers

Name	Title/Principal Occupation or Employment	Citizenship
Vlad Barbalat	Executive Vice President and Chief Investment Officer	United States of America

Melanie M. Foley	Executive Vice President and Chief Purpose and Diversity, Equity and Inclusion Officer	United States of America

Damon Hart	Executive Vice President,Chief Legal Officer and Secretary	United States of America

Neeti Bhalla Johnson	Executive Vice President	United States of America

David H. Long	Chairman of the Board	United States of America

James MacPhee	Executive Vice President and Chief Operating Officer	United States of America

Leonid Rasin	Executive Vice President and Corporate Actuary	United States of America

Monica B. Caldas	Executive Vice President and Chief Information Officer	United States of America

Christopher L. Peirce	Executive Vice President and Chief Financial Officer	United States of America

Nik Vasilakos	Executive Vice President and Treasurer	United States of America

Paul Sanghera	Executive Vice President and Comptroller	Canada

Timothy M. Sweeney	President and Chief Executive Officer	United States of America